                                                                     EXHIBIT 4.2
                                                                     EXHIBIT A


                               [FORM OF SECURITY]
                               (Face of Security)

                               CUSIP No. 182728AC9

                          CLASSIC COMMUNICATIONS, INC.

                      -------------------------------------

                      13 1/4% SENIOR DISCOUNT NOTE DUE 2009

No. 1                                                               $114,000,000

         Classic Communications, Inc. hereby promises to pay to CEDE & CO. or registered assigns the principal sum of ONE HUNDRED FOURTEEN MILLION DOLLARS on the Maturity Date of August 1, 2009.

Interest Payment Dates:  February 1 and August 1, commencing February 1, 2004

Record Dates: January 15 or July 15

Reference is hereby made to the further provisions on this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


         IN WITNESS WHEREOF, Classic Communications, Inc. and Bank One, N.A. have caused this instrument to be signed manually or by facsimile by each of their respective duly authorized officers.

Dated: July 29, 1998


                                    CLASSIC COMMUNICATIONS, INC., as Issuer



                                    By:
                                       -----------------------------------------
                                    Name:  Steven E. Seach
                                    Title: President and Chief Financial Officer




Certificate of Authentication:

         This is one of the 13 1/4% Senior Discount Notes due 2009 referred to in the within-mentioned Indenture.

BANK ONE, N.A., as Trustee


By                                        Date of Authentication: July 29, 1998
  ----------------------------------
  Authorized Signatory

                              (Reverse Of Security)

                          CLASSIC COMMUNICATIONS, INC.

                      -------------------------------------

                      13 1/4% Senior Discount Note Due 2009


         1. Interest.

         Classic Communications, Inc., a Delaware corporation (the "Issuer") promises to pay the principal of this Security on August 1, 2009. Beginning on August 1, 2003, cash interest on the Securities will accrue at the rate of 13 1/4 per annum and will be payable semiannually in arrears on February 1 and August 1, commencing February 1, 2004, to holders of record at the close of business on the January 15 and July 15 immediately preceding the interest payment date. Cash interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from August 1, 2003. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. No cash interest will accrue on the Discount Notes until August 1, 2003, except as provided in the next paragraph. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         In the event that (i) an exchange offer registration statement under the Securities Act ("Exchange Offer Registration Statement") is not filed with the SEC on or prior to 60 days following July 29, 1998, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to 120 days following July 29, 1998 or (iii) the Exchange Offer is not consummated on or prior to 150 days following July 29, 1998, cash interest will accrue on the Securities (in addition to the accretion of original issue discount on the Securities) at a rate per annum of one-quarter of one percent of the Accreted Value of the Securities (a) following such 60-day period in the case of (i) above, (b) following such 120-day period in the case of clause (ii) above, (c) following such 150-day period in the case of (iii) above and (d) following each such subsequent 90-day period in the case of clauses (i), (ii) and (iii) above; provided that the aggregate increase in such interest rate will in no event exceed one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement in the case of clause (ii) above or
(z) the day before the date of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement. as the case may be, in the case of clause (iii) above, the payment of cash interest will cease, from the date of such filing, effectiveness or day before the date of the consummation, as the case may be.

         2. Method of Payment.

         The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Issuer maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

         3. Paying Agent and Registrar.

         Initially, Bank One, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Issuer or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

         4. Indenture.

         This Security is one of a duly authorized issue of Securities of the Issuer, designated as its 13 1/4% Senior Discount Notes due 2009 (the "Securities"), limited in aggregate principal amount at maturity to $114,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of July 29, 1998 (the "Indenture"), among the Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those required to be made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

         5. Optional Redemption.

         (a) The Securities are not redeemable prior to August 1, 2003, except as provided in clause (b) or (c) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Issuer, at redemption prices (expressed as percentages of the Accreted Value) set forth below, if redeemed during the 12-month period beginning August 1 of the year indicated below, in each case together with interest accrued and unpaid to but excluding the date fixed for redemption:

         Year                                                Percentage
         ----                                                ----------
         2003.........................................         106.63%
         2004.........................................         104.42%
         2005.........................................         102.21%
         2006 and thereafter..........................        100.000%

         (b) At any time prior to August 1, 2001, the Issuer may redeem all (but not less than all) of the Securities with the Net Cash Proceeds of one or more Equity Offerings of or Strategic Equity Investment in the Issuer, at a redemption price in cash equal to (expressed as a percentage of the Accreted Value) 113.25% of the principal amount at maturity thereof, plus accrued and unpaid interest to the date fixed for redemption. Any such redemption pursuant to this paragraph will be required to occur within 45 days following the closing of any such Equity Offering or Strategic Equity Investment.

         (c) Upon the occurrence of a Change of Control, the Issuer may redeem all, but not less than all, the Securities in cash, at a redemption price equal to the Accreted Value thereof plus accrued and unpaid interest to the date of redemption plus the Applicable Premium. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 30 days following the occurrence of a Change of Control. The Issuer may not redeem Securities pursuant to this paragraph if it has made a Change of Control Offer with respect to such Change of Control.

         6. Notice of Redemption.

         Notice of redemption will be mailed by first-class mail at least 30 and not less than 60 days before the redemption date to each Holder of Securities to be redeemed at the address appearing in the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

         7. Purchase upon Occurrence of a Change of Control.

         Within 30 days of the occurrence of a Change of Control, the Issuer will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the Accreted Value thereof plus any accrued and unpaid interest thereon.

         8. Denominations; Transfer; Exchange.

         The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

         9. Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

         10. Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuer at its request. After such repayment Holders of Securities entitled to such funds must look to the Issuer for payment unless an abandoned property law designates another person.

         11. Discharge Prior to Redemption or Maturity.

         The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

         12. Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not materially and adversely affect the rights of any Holder of Securities.

         13. Restrictive Covenants.

         The Securities are senior unsecured Indebtedness of the Issuer limited to the aggregate principal amount at maturity of $114,000,000. The Indenture restricts, among other things, the ability of the Issuer or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Issuer and its Restricted Subsidiaries may incur and limits the terms on which the Issuer and its Restricted Subsidiaries may engage in Asset Sales. The Issuer is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Sales. The Issuer must report annually to the Trustee on compliance with certain covenants in the Indenture.

         14. Successor Corporation.

         Pursuant to the Indenture, the ability of the Issuer to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

         15. Defaults and Remedies.

         If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

         16. Trustee Dealings with Issuer.

         The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

         17. No Recourse Against Others.

         A director, officer, employee, incorporator, limited or general partner or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer or under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         18. Authentication.

         This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

         19. Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         20. CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         21. GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THIS SECURITY AND ANY SUBSIDIARY GUARANTEE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         22. Units.

         Until the Separability Date (as defined below), this certificate shall also represent 342,000 shares of common stock of the Issuer (three shares per $1,000 principal amount at maturity of the 13 1/4% Senior Discount Notes due
2009). The Separability Date shall be the earlier of the following dates: (i) February 1, 1999; (ii) the date on which a registration statement with respect to a registered exchange offer for the Securities is declared effective under the Securities Act; (iii) the occurrence of an Event of Default; or (iv) such earlier date as determined by the Initial Purchaser in its sole discretion. On or after the Separability Date, this certificate shall represent only the 13 1/4% Senior Discount Notes due 2009.

                                 ASSIGNMENT FORM


         If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                        ,
                       --------------------------------------------------------
agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:                              Signed:
      --------------------                 -------------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Security)


Signature Guarantee:*
                      ----------------------------------------------------------





------------------

*    Signature must be guaranteed by a member of the Medallion Signature
     Program.

                       OPTION OF HOLDER TO ELECT PURCHASE


If you the Holder want to elect to have this Security purchased by the Issuer, check the box: [ ]

If you want to elect to have only part of this Security purchased by the Issuer, state the amount: $ _______________



Dated:                       Your Signature:
      --------------------                  ----------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Security)


Signature Guarantee:*
                      ----------------------------------------------------------





------------------

*    Signature must be guaranteed by a member of the Medallion Signature
     Program.

                                                                       EXHIBIT B


                         FORM OF LEGENDS FOR SECURITIES


                  Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Any Global Security which represents the Initial Securities (and all Securities issued in substitution thereof) shall bear a legend in substantially the following form:

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT

SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
(1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR AS LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                              SCHEDULE OF EXCHANGES


         The following exchanges of a part of this Global Security for Physical Securities have been made:

                                                    Principal Amount
               Amount of          Amount of         at Maturity         Signature of
               decrease in        increase          of this Global      authorized
               Principal Amount   in Principal      Security            officer of
               at Maturity        Amount at         following such      Trustee or
Date of        of this Global     Maturity of this  decrease            Securities
Exchange       Security           Global Security   (or increase)       Custodian
--------       --------           ---------------   -------------       ---------

                                                                        APPENDIX

                              Subsidiary Guarantors


               Classic Cable Holding, Inc.
               Ponca Holdings, Inc.
               Classic Telephone, Inc.
               Universal Cable Holdings, Inc.
               Universal Cable Communications Inc.
               Universal Cable of Beaver, Oklahoma, Inc.
               Universal Cable Midwest, Inc.
               WT Acquisition Corporation
               W.K. Communications, Inc.
               Television Enterprises, Inc.
               Black Creek Communications, L.P.
               Black Creek Management, L.L.C.